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                                                        Exhibit A

                  NEES GLOBAL TRANSMISSION, INC.
                          Balance Sheet
                        September 30, 1997
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)
ASSETS
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Current assets:
 Cash                                                            $   126
 Accounts receivable                                                 451
                                                                 -------
    Total current assets                                             577
                                                                 -------
Investment at cost:
    Separation Technologies, Inc.                                  1,000
    Monitoring Technologies, Inc.                                    475
    Underwater Divers Unlimited, Inc.                              1,000
    Nexus, Inc.                                                    1,400
Investment in HydroServ Group, LLC, at equity                         52
                                                                 -------
    Total other assets                                             3,927
                                                                 -------
Total assets                                                     $ 4,504
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LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
 Accounts payable to associated companies                        $   155
 Accounts payable                                                    103
 Accrued taxes                                                       372
                                                                 -------
    Total liabilities                                                630

Parent company's investment:
 Common stock, par value $1 per share                                  1
 Subordinated notes payable to parent                             12,749
 Accumulated deficit                                              (8,876)
                                                                 -------
    Total parent company's investment                              3,874
                                                                 -------
Total liabilities and parent company's
 investment                                                      $ 4,504
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